                                                                EXHIBIT 10.7

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement') is made and entered into as of this 25th day of March, 1997, by and between CHEMI-TROL CHEMICAL COMPANY, an Ohio corporation having offices at 2776 C.R. 69, Gibsonburg, Ohio 43431 ("Seller"), and TERRA INTERNATIONAL, INC., a Delaware corporation, having an address of 600 Fourth Street, P.0. Box 6000, Sioux City, IA 51102-6000 ("Purchaser").

                                    RECITALS

         WHEREAS, Seller, through its Cory Orchard & Turf Division ("Division") has been engaged in, among other things, the business of selling wholesale and retail turf and ornamental chemicals and fertilizer at locations in Indianapolis, Indiana and Louisville, Kentucky (the "Locations"); and

         WHEREAS, the Seller owns and leases certain real property, rolling stock, buildings, equipment and inventories at the Locations; and

         WHEREAS, Seller desires to sell and Purchaser desires to purchase certain Division assets, subject to the terms and conditions hereinafter stated.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is hereby agreed as follows:


         1. AGREEMENT TO PURCHASE. On the Closing Date, as hereinafter defined, and subject to the terms and conditions of this Agreement, Seller shall sell, convey, grant, assign, transfer and deliver to Purchaser, and Purchaser shall buy, accept and receive from Seller, all of the Seller's right, title and interest in and to the following:

                  A. The real property described in Exhibit A attached hereto, together with all buildings, fixtures and other improvements located thereon and all rights, easements, hereditaments and appurtenances related thereto (collectively the "Real Property").

                  B. The machinery, equipment, motor vehicles, furniture and fixtures and other personal property listed in Exhibit B and attached hereto (the "Machinery and Equipment").

                  C. The Seller's customer information, credit files, facility records and all other books and records related to the Business Assets as hereinafter described plus any and all patents, patent applications, and other intangible assets relating to "know-how", proprietary information and customer lists that relate to Seller's Division assets (the "Books and Records"). In addition, Seller shall retain, preserve and maintain all bank and tax records related to the Division or its assets and provide Purchaser access to the same for four (4) years from the date of this Agreement.

                  D. All trade inventory owned by Seller to be identified prior to closing and added to this Agreement prior to closing as Exhibit C (the "Inventory").

                  E. The contract and lease rights identified in Exhibit D attached hereto (the "Contract Rights").

         The Real Property, Machinery and Equipment, Books and Records, Inventory and Contract Rights related to the Division are herein sometimes called the "Business Assets."

          2. CLOSING. Subject to the fulfillment of the closing conditions contained in this Agreement, the closing (the "Closing") shall take place on March 25, 1997, or on another mutually agreeable date (the "Closing Date"). The Seller shall furnish marketable title to the Real Property and shall convey the property free of liens, encumbrances, easements, restrictions, rights and conditions of record or known to Seller, other than the following:(a) current taxes not yet payable and liens arising therefrom, (b) convenants, conditions, restrictions and public utility easements of record, if any, provided the same do not render title unmarketable or prevent the present use of the property, (c) matters which would be disclosed by inspection of the premises or by an accurate survey of the premises, (d) any matter that a title insurance company would ordinarily insure against without additional premium, (e) zoning regulations and local ordinances. Seller shall furnish an owner's title insurance policy, insuring the title in the amount of the purchase price, issued by a title insurance company acceptable to the Purchaser. In the event of title objections, either by Purchaser, Purchaser's attorney or by the title company, Seller shall have a reasonable time within which to cure such objections. On Seller's failure to furnish marketable title within a reasonable time, Purchaser may cancel this Agreement. Conveyance shall be by general Warranty Deed, in proper statutory form for record, and shall be duly executed and acknowledged so as to convey to the Purchaser the fee simple title of the Real Property, free from all liens and encumbrances, except as stated herein.

         Any taxes on the Real Property being transferred hereunder, for the calendar year 1996, shall be paid by Seller by giving Purchaser a credit at the time of Closing, unless the Seller shall present acceptable proof that such 1996 taxes have been paid. Any Real Property taxes for the calendar year 1997 shall be pro-rated to the date of Closing, a credit shall be given Purchaser in such pro-rated amount, and Purchaser agrees to any such taxes when they become due.

         3. Purchase Price

         The purchase price (the "Purchase Price") for the business Assets shall be as follows:

                A. Real Property (land,      $1,320,000.00
                    land improvements
                    and buildings)

                B. Machinery and             $  180,000.00
                   Equipment,
                   Books and Records
                   Contract Rights

                C. Inventory (net            To be determined prior to closing
                   of customer               based upon Seller's cost.
                   prepays)

                D. Seller's Accounts         To be determined prior to closing
                   Receivable                based on the value of the
                                             accounts as mutually agreed
                                             by the parties.
                                             (Exhibit F)

         4. PAYMENT OF PURCHASE PRICE. On the Closing Date, Purchaser shall pay an amount equal to the Purchase Price to Seller. Purchaser shall pay the sales tax in respect of the transfer of the motor vehicles and shall pay the recording fees in respect of the recording of the deeds to the Real Property.

          5. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to Purchaser that the representations and warranties contained in this Section 5 are true and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

                  A. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. Seller has corporate power and authority to make, execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary and proper corporate proceedings, including, but not limited to, approval by the Board of Directors of Seller.

                  B. Since December 31, 1996, there have been no material changes with respect to the condition of the Business Assets, normal wear and tear excepted.

                  C. The Seller has good and Marketable title to the Business Assets, free and clear of all claims, liens, security interests and other encumbrances, except as disclosed to and accepted by Purchaser or as specified herein.


                  D. There is no litigation, proceeding unpaid judgment or investigation, pending or threatened, against the Division or the Business Assets. There is no litigation, proceeding or investigation, pending or threatened, against the Seller that would, if adversely determined, affect the validity of this Agreement or the ability of the Seller to complete the transactions contemplated hereby.


                  E. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, do not violate or conflict with the articles of incorporation or by-laws of Seller, any law to which Seller is subject or any agreement by which the Seller or the Business Assets are bound. No consent of any third parties or governmental authorities is required to complete the transactions contemplated by this Agreement.


                  F. The Seller has filed all required tax returns and paid all taxes due or claimed to be due related to the Division and the Business Assets.


                  G. The Seller has delivered to Purchaser true and complete copies of each contract listed on Exhibits D and G. To Seller's knowledge, with respect to each such contract: (i) the contract is legal, valid, binding, enforceable and in full force and effect (subject to bankruptcy and other laws affecting creditors' rights generally); (ii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration under the contract; and
                           (iii) no party has repudiated any provision of the contract.

                  H. All improvements located on and the use presently being made of the Real Property owned by the Seller comply in all material respects with (i) all applicable zoning and building code ordinances and
                           (ii) all applicable occupational safety and health standards established by law or regulation under current interpretations.


                  I. No work has been performed nor any material provided to the Seller during the ninety (90) days preceding Closing which would give rise to any mechanics, materialmen, artisans or other liens.


                  J. Except for a fee to be paid to McDonald & Company Securities, Inc. (which fee shall be paid by Seller), the Seller has not committed or obligated itself or Purchaser to the payment of any broker's fee or finder's fee or commission in connection with the transactions contemplated by this Agreement.


                  K. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by Purchaser, is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms subject to bankruptcy laws affecting creditor's rights generally.


                  L. The Seller is solvent and has sufficient assets to discharge its liabilities as they come due.


                  M. The Business Assets constitute all of the tangible personal property held or used by the Seller in connection with the manufacture, sale and marketing of turf and ornamental fertilizer and chemicals. All buildings and other improvements used by the Seller in the conduct of its business are located entirely on the Real Property described on Exhibit A or on the leased premises in Louisville, Kentucky 13000 Middletown Industrial Blvd., Suite J-K and 13005 Middletown Industrial Blvd., Suite B ("Leased Premises").


                  N. Except as set forth on Exhibit I, or in the environmental audits performed by Purchaser, on the date hereof there are no hazardous or toxic materials (as hereinafter defined) located in, on or under the Real Property or the Leased Premises in violation of any applicable law or regulation. Except as set forth on Exhibit I, to the best of Seller's knowledge, on the date hereof there are no subterranean tunnels, cavities, wells, mines, sinkholes, springs or concealed fill in, on or under the Real Property or Leased Premises. "Hazardous or toxic materials", as used in this Agreement,shall include the following materials: (i) any "Hazardous waste," as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder, (ii) a "hazardous substance" as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), as amended from time to time, and regulations promulgated thereunder,
                           (iii) asbestos, (iv) petroleum and petroleum based products, flammables, explosives and radioactive materials, (V) chemicals known to cause cancer or reproductive toxicity, (vi) pollutants, (vii) polychlorinated biphenyls, (viii) any substance the presence of which on the Real Property is prohibited by any governmental requirement, and (ix), other than Inventory, any other substance which is declared to be hazardous or toxic under any law or regulation or which, under any governmental law or regulation, requires special handling in its use, collection, storage, treatment, or disposal. The parties agree that Seller's warranties contained in this paragraph
                           5. N. shall cease and be of no further force or effect beginning March 25, 2000.

                  O. Exhibit F contains a complete and accurate list of all of the accounts receivable of Seller relating to the Business Assets and the amounts owed to Seller by each purchaser. On the Closing Date, Purchaser shall pay Seller the agreed value of the accounts receivable listed on Exhibit F and shall undertake reasonable efforts to collect such accounts. On August 1, 1997, Purchaser shall return to Seller all of Seller's accounts receivable remaining uncollected and Seller shall pay Purchaser, no later than August 15, 1997, the value of all accounts remaining uncollected. Purchaser shall not, in its efforts to collect Seller's accounts receivable, take any action which impairs Seller's right to collect the accounts.

                  P. The Seller is the sole legal and equitable owner of the Real Property and all interests therein, and has the full and exclusive right, power and authority to convey or assign its interest in the Real Property. There are no adverse or other parties in possession of the Real Property or any portion or portions thereof. There are no pending or threatened condemnation, eminent domain or similar proceedings affecting the Real Property or any portion thereof.

         6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Seller that the representations and warranties contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

                  A. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the State of Indiana. Purchaser has full corporate power and authority to make, execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary and proper corporate proceedings.

                  B. There is no litigation, proceeding or investigation, pending or threatened, against purchaser that would, if adversely determined, affect the validity of this Agreement or the ability of Purchaser to complete the transactions contemplated hereby.

                  C. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, do not violate or conflict with the certificate of incorporation or by-laws of Purchaser, any law to which Purchaser is subject or any agreement by which Purchaser is bound. No consent of any third parties or governmental authorities is required to complete the transactions contemplated by this Agreement.

                  D. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser, enforceable against purchaser in accordance with its terms.

                  E. Purchaser has not committed nor obligated itself or the Seller to the payment of any broker's or finder's fee or commission in connection with the transaction contemplated by this Agreement.

         7. PAYMENTS RECEIVED FOR UNDELIVERED GOODS . Any payments received from customers by the Seller for goods which have not been delivered prior to the date of this Agreement shall be assigned to Purchaser and Purchaser shall assume the responsibility of delivering the goods ordered by the customer and shall indemnify and hold Seller harmless from all claims, actions, damages, loss or expense relating to or arising from Purchaser's failure to perform those contracts or agreements. The customers who have made prepayments, the amounts of prepayments and the goods ordered are specified on Exhibit G attached hereto, and Purchaser shall receive a credit therefor at Closing.


         8. CONDITIONS TO CLOSING

                  A.       PURCHASER'S CONDITIONS. The obligations of
                           Purchaser under this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

         Seller shall have agreed to indemnify and hold Purchaser harmless from all claims, actions, damages, loss or expenses relating to or arising from the Indiana Bulk Sales Act.

                  B. SELLER'S CONDITIONS. The obligations of the Seller under this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                           (1) The representations and warranties of Purchaser under the Agreement shall be true and complete as of the Closing Date.

                           (2) Purchaser shall have tendered the Purchase Price payable pursuant to Section 4 of the Agreement.

         9. DOCUMENTS TO BE PROVIDED AT CLOSING

                  A. At the Closing, the Seller shall deliver to Purchaser the following:

                           (1)      A warranty deed conveying good and
                                    marketable title to the Real Property.

                           (2) A bill of sale conveying title to Purchaser to the Machinery and Equipment, Inventory and Books and Records.

                           (3) Certificates of title to the motor vehicles. Conveyance of title shall be by assignment duly endorsed on certificates of title.

                           (4) A certified copy of resolutions by Seller's Board of Directors authorizing the execution and performance of this Agreement.

                           (5) All further conveyances, assignments, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, expedient or proper in the opinion of Purchaser in order to complete any and all conveyances, transfers, sales and assignments herein provided.

                           (6) Executed and delivered covenants not to compete by Seller in the form attached hereto as Exhibit H.

                           (7)      An Assignment and Assumption of Contract
                                    Rights.

                           (8) Assignment and Assumption of Customer Prepayments and Assumption of Customer Orders.

                           (9) Releases of all liens, security interests and other encumbrances on the Business Assets.

                           (10)     The Books and Records.

                  B. Purchaser shall deliver to Seller the sum described in Section 4, less any adjustments thereto under the terms of this Agreement.

         10. DELIVERIES SUBSEQUENT TO CLOSING. The Seller, upon the request of Purchaser, shall deliver such additional documents, instruments and materials as may be necessary or advisable in order to carry out the provisions and purposes of this Agreement or to report the transaction to appropriate governmental authorities, including additional specific bills of sale and instruments of assignment.

         11. OTHER. The parties agree to the following:

                  A. At Closing, Seller's Division business shall cease and Purchaser shall make or have made employment offers to all of Seller's employees listed on Exhibit
                           J. The duties and compensation included in such employment offers shall be in Purchaser's sole discretion. If Seller's employees accept such offers, they shall become at-will employees of Purchaser and no additional rights or guarantees of employment is granted to the employees by Purchaser.

         12. SURVIVAL. All of the respective representations, warranties, covenants, indemnities, and other agreements of the Seller and Purchaser hereunder or contained in any certificate or other document given in connection herewith or contemplated hereby shall survive the Closing Date. The representation and warranties of the Seller contained in this Agreement or any document or certificate by or on behalf of the Seller delivered pursuant hereto shall not be affected or deemed waived by reason of any investigation made by Purchaser or its representatives.

         13. INDEMNIFICATION. Except as otherwise provided in this Agreement, Seller shall indemnify and hold Purchaser free and harmless from and against any actions, suits, proceedings, demands, claims, assessments, judgments, liabilities, losses, damages, costs or expenses (including reasonable attorneys' fees) incurred by Purchaser as a result of (a) any breach of any representation, warranty, covenant or agreement of the Seller under this Agreement or any agreement or instrument delivered by the Seller pursuant to this Agreement, (b) the operation of the Business Assets prior to the date of this Agreement, except to the extent expressly assumed by Purchaser under this Agreement. Purchaser shall indemnify and hold Seller free and harmless from and against any actions, suits, proceedings, demands, claims, assessments, judgments, liabilities, losses, damages, costs or expenses (including reasonable attorneys' fees) incurred by the Seller as a result of (c) any breach of any representation, warranty, covenant or agreement of Purchaser under this Agreement or any agreement or instrument delivered by Purchaser pursuant to this Agreement and
(d) the operation of the Business Assets after closing.

         14. MISCELLANEOUS. No waiver and no modification or amendment of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification or amendment is sought. This Agreement, including all documents, agreements and instruments delivered pursuant hereto, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

         15. NO ASSUMPTION OF LIABILITIES. Except with respect to obligations
(i) arising after the date of this Agreement under the contracts listed on Exhibits D and G, (ii) prepayments received by Seller before the closing and assigned to Purchaser and (iii) contracts for the delivery of inventory to be performed by Purchaser after the closing, Purchaser does not assume or agree to pay any liabilities, debts or obligations of the Seller. It is specifically understood that Purchaser is not assuming any of the Seller's employment contracts or other obligations to the Seller's employees and Seller shall defend and indemnify Purchaser in respect to all claims or costs brought by employees of Seller or the Division arising or relating to employment with Seller or the Division.

         16. NOTICES. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served if delivered by hand to the party to whose attention it is directed or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  A.       If intended for the Seller:

                           Mr. Robert W. Woolf, President
                           Chemi-Trol Chemical Company
                           2776 C.R. 69
                           Gibsonburg, OH 43431

                  B.       If intended for Purchaser:

                           Terra International, Inc.
                           600 Fourth Street
                           P.O. Box 6000
                           Sioux City, IA 51102-6000
                           Attention: General Counsel

or such other address of which any party entitled to receive notice hereunder designates to the other in writing.

         17. GOVERNING LAW AND JURISDICTION. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Indiana applicable to contracts made and to be performed in that state.

         18. CAPTIONS. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         19. ASSIGNABILITY. Neither this Agreement nor the right to receive any payment from Purchaser hereunder shall be assignable without prior written consent of Purchaser, and without such consent, there shall be no right to designate a payee of such proceeds. Any attempt at assignment without such consent shall be void.

         20. SEVERABILITY. Should any part or provision contained in this Agreement be rendered or declared invalid by reason of any existing or subsequently enacted legislation or by any decree of a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

         21. COUNTERPARTS. This Agreement may he executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


CHEMI-TROL CHEMICAL COMPANY                 TERRA INTERNATIONAL, INC.


By:    /s/ Robert W. Woolf                  By:    /s/ Mark A. Kalafut
      --------------------                        --------------------
Name:  Robert W. Woolf                      Name:  Mark A. Kalafut
      --------------------                        --------------------
Title: President                            Title: Vice President
      --------------------                        --------------------

                          SCHEDULE AND EXHIBIT SUMMARY

        Exhibit A                Real Property

        Exhibit B                Machinery, Rolling Stock and Equipment

        Exhibit C                Inventory

        Exhibit D                Contract Rights

        Exhibit E                Allocations of Purchase Price

        Exhibit F                List of Accounts Receivable

        Exhibit G                Prepayments by Customers and Items Purchased

        Exhibit H                Covenant Not to Compete

        Exhibit I                Exceptions to Environmental Representations and
                                 Warranties

        Exhibit J                Employee List